EXHIBIT 99.1

CONTACT
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Investor Relations                              Media Relations
John Calhoun, M.D., MBA                         Susan W. Specht, MBA
Director, Corporate Communications &            Corporate Communications Manager
Investor Relations                              (206) 442-6592
(206) 442-6744

FOR IMMEDIATE RELEASE
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           DR. JUDITH HEMBERGER JOINS ZYMOGENETICS BOARD OF DIRECTORS
               - DRUG DEVELOPMENT VETERAN NAMED TO BIOTECH BOARD -

Seattle, March 13, 2006-- ZymoGenetics, Inc. (Nasdaq: ZGEN) today announced that Judith A. Hemberger, Ph.D. has joined the company's Board of Directors. Dr. Hemberger has many years of global pharmaceutical and biotech industry executive experience.

"Judith Hemberger has overseen successful biotech and pharmaceutical companies, and her insight will be of significant value to ZymoGenetics as we continue to move product candidates through the clinic," said Bruce L. A. Carter, Ph.D., President and Chief Executive Officer of ZymoGenetics. He added, "Her expertise in global medical affairs, regulatory affairs and commercial development will be an asset, adding further depth to an already strong Board."

Judith Hemberger, Ph.D., is an experienced biotech industry executive with over 25 years of global pharmaceutical and biotech industry experience. Dr. Hemberger recently announced her retirement from Pharmion Corporation, effective April 1, 2006, where she was a founder and has served as its Executive Vice President and Chief Operating Officer and a director since its inception in 2000. From 1997 to 1999, she worked as a consultant to various healthcare companies. During this period she also served as a Senior Vice President of Business Development at AVAX Technologies, Inc., a vaccine technology company. From 1979 to 1997, Dr. Hemberger worked in various capacities at Marion Laboratories, a pharmaceutical company, and its successor companies Marion Merrell Dow and Hoechst Marion Roussel, where she led a number of strategic functions including Professional Education, Global Regulatory Affairs, Global Medical Affairs and Commercial Development. Her final role at Hoechst Marion Roussel was Senior Vice President of Global Drug Regulatory Affairs. Dr. Hemberger received a B.S. in biology and chemistry from Mount St. Scholastica College (St. Benedictine College), a Ph. D. in Pharmacology from the University of Missouri and an M.B.A from Rockhurst College. Dr. Hemberger currently serves on the board of directors of Myogen, Inc., Perrigo Company, PRA International and Renovis, Inc.

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About ZymoGenetics
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ZymoGenetics creates novel protein drugs that will significantly help patients fight their diseases. The Company is developing a diverse pipeline of potential proprietary product candidates that are moving into and through clinical development. These candidates span a wide array of clinical opportunities that include bleeding, autoimmune diseases and cancer. ZymoGenetics intends to commercialize these product candidates through internal development, collaborations with partners, and out-licensing of patents from its extensive patent portfolio. For further information, visit www.zymogenetics.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. ZymoGenetics' actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with our unproven discovery strategy, preclinical and clinical development, regulatory oversight, intellectual property claims and litigation and other risks detailed in the company's public filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2004. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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